World Waste Technologies, Inc Appoints President and Chief Operating Officer

Industry Veteran from Weyerhaeuser Added to Operating Team

San Diego – Dr. Jim Ferris, currently a Director at World Waste Technologies, Inc. has agreed to join the company in a managerial role as President and Chief Operating Officer. In this role he will be responsible for overseeing the day-to-day operations of the company, including Plant #1 in Anaheim which was constructed and commissioned in the first half of 2006. The plant is currently running in a controlled start up mode while the Company evaluates the installation of additional materials processing and water treatment equipment.

“We are delighted to have attracted such a strong executive with industry experience and knowledge,” said John Pimentel, Chief Executive Officer of World Waste Technologies, Inc. He continued, “Jim brings the leadership to effectively set our organizational direction and motivate employees at all levels to achieve our operating goals. Furthermore, we believe that his experience at Weyerhaeuser and the Institute of Paper Science and Technology will be valuable to our company.”

Dr. Ferris joined the World Waste Technologies, Inc. Board of Directors in 2004 and has taken a strong role in assisting management with the commercialization of the Company’s Quadra-C unbleached pulp product. He recently undertook a more active consulting role in general management with the company which led to his appointment to the current position of President/COO.

“I look forward to this new challenge. The Company has turned municipal solid waste into cellulose biomass and unbleached fiber for paper makers, however, we still face operational challenges as we focus on improving the cost effectiveness and scalability of the process,” said Dr. Ferris. “I am also pleased that my appointment will free up managerial resources to pursue our additional product opportunities such as creating energy from our cellulose biomass.”

Dr. Ferris was the President and Chief Executive Officer of the Institute of Paper Science and Technology from 1996 to 2003. Prior to holding that position he was a long-time employee of the Weyerhaeuser Company where he began his engineering career in manufacturing and progressed through many business and research positions to become Vice President of Research for Pulp, Paper, and Packaging from 1988 to 1996.

Dr. Ferris’ specific areas of expertise include: Management systems and business processes, Corporate- Level Visioning; Strategy Development, Organizational Performance Improvement as well as management of technology, new product development and R&D.

He served as a member of the board of directors of Albany International from 2000 - 2004 and has been a trustee of the Institute of Paper Chemistry Foundation since 2003. Dr. Ferris completed the Advanced Management Program at Harvard Business School in 1992, received his Ph.D. (1972) and M.S. (1969) from the Institute of Paper Chemistry at Lawrence University, and obtained his B.S. in Chemical Engineering from the University of Washington in 1966.

About World Waste Technologies, Inc. World Waste Technologies, Inc. is seeking to commercialize a patented technology that management believes will allow a significant amount of Municipal Solid Waste (MSW) to be recycled. A major component of MSW is paper-based material, and the company’s technology converts paper, cardboard, and paper packaging found in MSW into a cellulose fiber material that can be sold to box and paper manufacturers or potentially be used in making other products. The company recently completed construction of its initial facility in Anaheim, California.

The contents of this press release are presented as a general overview of the company. This release is intended only to contain general information regarding the company and its business and does not purport to provide complete disclosure or analysis of all matters that may be relevant to a decision to invest in the company. In addition, certain matters discussed in this release may constitute “forward-looking statements”. Actual results and the timing of certain events may differ materially from those indicated by such forward-looking statements due to a variety of risks and uncertainties, many of which are beyond the company’s ability to control or predict, including, but not limited to risks and uncertainties outlined in the company’s periodic reports filed with the SEC. Other risk factors may include, but are not limited to, the company’s ability to successfully implement its business strategy, including its ability to produce and sell product at commercial levels and adequate prices and the acceptance of its product by potential customers and by the market in general, the ability of the company to achieve profitability even if it is able to sell its product at commercial levels, the company’s ability to raise subsequent financing in order to build additional facilities, fluctuations in quarterly results, increased competition, the economical operation of the company’s process, and the company’s ability to protect the proprietary technology it uses. Further, the company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the company’s control, such as announcements by competitors and service providers. The statements made herein are made as of the date of this release, and the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.